Exhibit 99.1

Sonus Networks Reports 2014 Second Quarter Results

Growth-related Revenue up 34% Compared to Second Quarter 2013

GAAP Loss per Share of $0.02 and Non-GAAP Diluted Earnings per Share of $0.02

For Immediate Release: July 30, 2014

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in securing real-time communications, today announced results for the second quarter ended June 27, 2014.

Second Quarter 2014 Highlights

•                  Total Company revenue was $75.6 million, up 9% compared to the second quarter of 2013.

•                  Total Growth-related revenue(1) was $38.9 million, up 34% compared to the second quarter of 2013.

•                  Channel sales comprised 29% of product revenue, the highest contribution to-date.

•                  Company reported revenue from 798 customers, up 48% compared to the second quarter of 2013.

•                  GAAP gross margins were 62.6%; non-GAAP gross margins were 65.2%.

•                  GAAP loss per share was $0.02; non-GAAP diluted earnings per share were $0.02.

•                  Began shipping the Sonus SBC 7000 Session Border Controller (SBC 7000), representing fastest time-to-revenue for any new product in the Company’s history.

Quotes

“Our team has made excellent progress this year, meeting or exceeding all of our financial targets. I’m particularly proud that we have now demonstrated five consecutive quarters of non-GAAP profitability,” said Ray Dolan, president and chief executive officer.  “Looking to the second half of 2014, we are well-positioned to deliver on our targets while also continuing to strengthen our strategic relationships with tier one service providers around the globe.”

Mark Greenquist, chief financial officer, commented, “Our growth-related revenue grew 34% year over year. Contributing to this strong performance was approximately $5 million in revenue from the recently launched SBC 7000, which only began shipping in the last week of June. This product launch represented the fastest time-to-revenue of any new product in the Company’s history.”  Greenquist continued, “Our revenue guidance for the remainder of this year considers the potential for a large order to be recognized in 2015 instead of this year as originally projected. Despite this timing, based on the strength of our bookings and a robust funnel, we are reiterating our full year revenue forecast of $300 million, including $168 million of growth-related revenue. Higher than projected gross margins in the first half, primarily as a result of greater software-oriented product revenue, coupled with disciplined expense control, allow us to increase our non-GAAP EPS guidance for the year from $0.05 to $0.07.”

SBC 7000

The recently launched Sonus SBC 7000 Session Border Controller has been selected for deployment by several tier one service providers and a leading call center provider, marking the fastest time-to-revenue for any new product in the Company’s history.  Providing support for up to 150,000 sessions, the SBC 7000 sets a new performance and capacity standard in the industry for secure, reliable delivery of voice, video and collaboration services. It is purpose-built to support emerging services such as high definition (HD) voice and video, Voice over Long-Term Evolution (VoLTE) and Rich Communications Services (RCS), and effectively addresses the unprecedented traffic demands these services will place on networks at access and interconnect borders.

Share Repurchases

The Company has repurchased 42.3 million shares of common stock (15% of the shares that were outstanding at June 28, 2013) at an average price per share of $3.37.  As of June 27, 2014, the Company had 246.3 million shares outstanding. Approximately $32 million remains available to the Company for potential share repurchases under the current stock buyback program.

Cash & Investments

The Company ended the second quarter of 2014 with $149.5 million in cash and investments, including the impact of the share repurchases described above.

Organizational Changes

The Company has made significant progress over the past few years in successfully transitioning the business to sustainable growth and profitability including:

•                  expanding into high growth next generation communications markets including SBCs (Session Border Controllers) and DSCs (Diameter Signaling Controllers);

•                  substantially improving product quality while also increasing the pace of innovation;

•                  establishing a robust global channel program and expanding into the enterprise market;

•                  improving manufacturing processes, thereby enabling the Company to be more agile and cost effective; and

•                  driving broad process improvements across the Company, allowing resources to be redirected into growth areas while also delivering sustained increases in profitability.

In an effort to further accelerate the Company’s progress, the following organizational changes are being announced, effective immediately:

•                  Anthony Scarfo has been named Executive Vice President, Product Management and Corporate Development.  Scarfo was most recently Executive Vice President, Technology Development, where he was responsible for helping Sonus establish leadership in a number of key technology areas, including moving the entire Sonus SBC product portfolio into software in order to enable emerging cloud architectures.

•                  Kevin Riley has been named Vice President, Engineering and Chief Technology Officer.  Riley, who will be a direct report to President and CEO, Ray Dolan, has served as the Company’s CTO since January 2014 and has over 20 years of software development and engineering experience.  He has been instrumental in the Company’s efforts to drive an industry leading technology roadmap, including the award winning Sonus SBC SWe (software edition) and SBC 7000, the most successful new product introduction in the Company’s history.  Riley will continue to drive the Company’s innovation and development activities, with particular focus on enabling SDN and NFV cloud-based architectures of the future.

•                  Todd Abbott has stepped down as the Company’s Executive Vice President, Strategy and Go-to-Market, but will remain with the Company in an advisory role until mid-October to assist with an orderly transition of his responsibilities. Abbott has been instrumental over the past three years in creating the Company’s channel program and expanding the Company’s presence into the enterprise market.

•                  Michael Swade, Vice President, North American Sales since May 2014, will assume the role of Interim Senior Vice President, Worldwide Sales and Marketing.  Swade has nearly 20 years of experience with various sales and marketing leadership positions within the communications industry.  He was most recently Executive Vice President, Sales at Yorktel, a leading global provider of UC&C, cloud, and video managed services for large enterprise and federal government customers. Prior to Yorktel, Swade was at Polycom in various senior leadership roles including Senior Vice President, Field Operations, President, Europe, and Vice President, Service Provider and UC Sales.  Swade brings additional leadership experience from Lucent Technologies and Avaya.

Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  Full year 2014 (FY14) Total Company Revenue outlook of $300 million includes approximately $15 million from Performance Technologies, Incorporated (PT).  FY14 Growth-related Revenue outlook of $168 million includes approximately $3 million from PT DSCs.  FY14 EPS guidance of $0.07 includes a loss of approximately $0.01 from PT.

	Q314	Q414	FY14
Total Company Revenue	$70 to $73 million	$81 to $84 million	$300 million
Growth-related Revenue	$39 to $41 million	$47.5 to $49.5 million	$168 million
Gross Margin	65% to 66%	Not provided	Not provided
Opex	$44 to $45 million	Not provided	Not provided
EPS	$0.01	$0.03	$0.07
Diluted Shares Outstanding	249 million	248 million	255 million

(1)         Growth-related revenue consists primarily of SBCs and DSCs.  Legacy revenue consists primarily of Trunking and SS7 Signaling.  Certain of our products can contribute to either growth-related revenue or legacy revenue, depending on the use for which our customers purchase them.  For more information about how we determine whether products contribute to growth-related revenue or legacy revenue, please see the presentation materials and transcript from our Q2 FY2014 earnings call.

Conference Call Details

Date: July 30, 2014

Time: 8:30 a.m. (ET)

Dial-in number: 800 768 6727

International Callers: +1 212 231 2915

The Company will also offer a live, listen-only webcast of the conference call via the Sonus Networks Investor Relations website at http://investors.sonusnet.com/events.cfm.

Replay information
A telephone playback of the call will be available following the conference call until August 13, 2014 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21721114. A webcast replay of the conference call will also be available shortly following the conference call at http://investors.sonusnet.com/events.cfm and will be available for six months.

Tags

Sonus Networks, Sonus, SONS, 2014 second quarter, year-end,  earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 7000, SBC 9000, SWe, software edition, software SBC, session border controller, session management, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX, TDM.

About Sonus Networks

Sonus secures real-time communications so the world’s leading service providers and enterprises can embrace the next generation of SIP and 4G/LTE solutions including VoIP, video, instant messaging and online collaboration.  With customers in more than 50 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the sections “Quotes” and “Outlook,” statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the PT transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET and PT acquisitions; the effects of disruption from the PT transaction, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET and PT; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, acquisition-related costs, divestiture costs, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory is being charged to cost of product revenue as it is sold to end customers.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the write-off of an intellectual property intangible asset which we determined was impaired as of June 28, 2013.  We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

On June 20, 2014, we sold the Multi-Protocol Server (MPS) business that we had acquired in connection with the acquisition of PT.  We incurred $0.4 million of transaction costs related to this divestiture.  We do not consider these divestiture costs to be related to our continuing operations.  We believe that excluding divestiture costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 27,	March 28,	June 28,
	2014	2014	2013
Revenue:
Product	$45,845	$45,140	$42,939
Service	29,725	25,602	26,254
Total revenue	75,570	70,742	69,193

Cost of revenue:
Product	16,811	13,663	13,534
Service	11,471	10,656	11,651
Total cost of revenue	28,282	24,319	25,185

Gross profit	47,288	46,423	44,008

Gross margin:
Product	63.3%	69.7%	68.5%
Service	61.4%	58.4%	55.6%
Total gross margin	62.6%	65.6%	63.6%

Operating expenses:
Research and development	20,921	18,972	18,019
Sales and marketing	18,782	19,581	19,191
General and administrative	11,995	11,186	9,733
Acquisition-related	—	1,306	—
Restructuring	391	1,169	1,698
Total operating expenses	52,089	52,214	48,641

Loss from operations	(4,801)	(5,791)	(4,633)
Interest income, net	50	35	90
Other income (expense), net	(10)	2,335	3

Loss before income taxes	(4,761)	(3,421)	(4,540)
Income tax provision	(736)	(532)	(330)

Net loss	$(5,497)	$(3,953)	$(4,870)

Loss per share:
Basic	$(0.02)	$(0.01)	$(0.02)
Diluted	$(0.02)	$(0.01)	$(0.02)

Shares used to compute loss per share:
Basic	247,120	265,400	282,389
Diluted	247,120	265,400	282,389

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 27,	June 28,
	2014	2013
Revenue:
Product	$90,985	$80,735
Service	55,327	51,746
Total revenue	146,312	132,481

Cost of revenue:
Product	30,474	27,429
Service	22,127	23,242
Total cost of revenue	52,601	50,671

Gross profit	93,711	81,810

Gross margin:
Product	66.5%	66.0%
Service	60.0%	55.1%
Total gross margin	64.0%	61.8%

Operating expenses:
Research and development	39,893	35,520
Sales and marketing	38,363	40,305
General and administrative	23,181	20,443
Acquisition-related	1,306	—
Restructuring	1,560	3,647
Total operating expenses	104,303	99,915

Loss from operations	(10,592)	(18,105)
Interest income, net	85	228
Other income, net	2,325	3

Loss before income taxes	(8,182)	(17,874)
Income tax provision	(1,268)	(744)

Net loss	$(9,450)	$(18,618)

Loss per share
Basic	$(0.04)	$(0.07)
Diluted	$(0.04)	$(0.07)

Shares used to compute loss per share:
Basic	257,026	281,973
Diluted	257,026	281,973

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 27,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$61,295	$72,423
Marketable securities	56,118	138,882
Accounts receivable, net	60,035	64,463
Inventory	23,509	21,793
Deferred income taxes	1,173	656
Other current assets	14,800	15,073
Total current assets	216,930	313,290

Property and equipment, net	20,629	19,102
Intangible assets, net	24,984	10,091
Goodwill	39,207	32,379
Investments	32,119	34,364
Deferred income taxes	1,210	2,121
Other assets	4,022	6,137
	$339,101	$417,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,397	$11,164
Accrued expenses	28,857	34,026
Current portion of deferred revenue	40,638	41,169
Convertible subordinated note	2,380	2,380
Current portion of long-term liabilities	775	672
Total current liabilities	83,047	89,411

Deferred revenue	10,206	10,528
Deferred income taxes	1,352	922
Other long-term liabilities	3,994	4,371
Total liabilities	98,599	105,232

Commitments and contingencies

Stockholders equity:
Common stock	246	266
Additional paid-in capital	1,218,173	1,280,442
Accumulated deficit	(983,942)	(974,492)
Accumulated other comprehensive income	6,025	6,036
Total stockholders’ equity	240,502	312,252
	$339,101	$417,484

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 27,	June 28,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,450)	$(18,618)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	5,899	6,743
Amortization of intangible assets	2,207	2,373
Impairment of intangible assets	—	600
Stock-based compensation	12,712	8,764
Loss on disposal of property and equipment	61	21
Deferred income taxes	519	367
Changes in operating assets and liabilities:
Accounts receivable	8,254	28,733
Inventory	4,386	1,958
Other operating assets	2,698	2,402
Accounts payable	(620)	(5,291)
Accrued expenses and other long-term liabilities	(4,635)	(1,932)
Deferred revenue	(1,777)	2,809
Net cash provided by operating activities	20,254	28,929

Cash flows from investing activities:
Purchases of property and equipment	(6,271)	(3,032)
Business acquisition, net of cash acquired	(34,010)	—
Sale of business	2,000	—
Purchases of marketable securities	(47,880)	(180,306)
Sale/maturities of marketable securities	134,127	147,944
Net cash provided by (used in) investing activities	47,966	(35,394)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,197	865
Proceeds from exercise of stock options	4,541	1,337
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,571)	(418)
Repurchase of common stock	(83,518)	—
Principal payments of capital lease obligations	(44)	(62)
Net cash provided by (used in) financing activities	(79,395)	1,722

Effect of exchange rate changes on cash and cash equivalents	47	(583)

Net decrease in cash and cash equivalents	(11,128)	(5,326)
Cash and cash equivalents, beginning of year	72,423	88,004
Cash and cash equivalents, end of period	$61,295	$82,678

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible asses, divestiture costs and a litigation settlement related to prepaid licenses included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	June 27,	March 28,	June 28,
	2014	2013	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$803	$615	$—

Stock-based compensation
Cost of revenue - product	$104	$79	$30
Cost of revenue - service	412	279	252
Cost of revenue	516	358	282

Research and development expense	1,749	1,313	820
Sales and marketing expense	1,303	1,249	1,219
General and administrative expense	3,370	2,854	2,219
Operating expense	6,422	5,416	4,258

Total stock-based compensation	$6,938	$5,774	$4,540

Amortization of intangible assets
Cost of revenue - product	$673	$631	$560

Research and development	—	—	100
Sales and marketing	505	398	—
Operating expense	505	398	100

Total amortization of intangible assets	$1,178	$1,029	$660

Impairment of intangible assets
Research and development	$—	$—	$600

Divestiture costs
General and administrative	$405	$—	$—

Litigation settlement - prepaid licenses
Other income, net	$—	$2,250	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, divestiture costs  and a litigation settlement related to prepaid licenses included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Six months ended
	June 27,	June 28,
	2014	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$1,418	$—

Stock-based compensation
Cost of revenue - product	$183	$82
Cost of revenue - service	691	462
Cost of revenue	874	544

Research and development expense	3,062	1,499
Sales and marketing expense	2,552	2,318
General and administrative expense	6,224	4,403
Operating expense	11,838	8,220

Total stock-based compensation	$12,712	$8,764

Amortization of intangible assets
Cost of revenue - product	$1,304	$1,121

Research and development	—	200
Sales and marketing	903	1,052
Operating expense	903	1,252

Total amortization of intangible assets	$2,207	$2,373

Impairment of intangible assets
Research and development	$—	$600

Divestiture costs
General and administrative	$405	$—

Litigation settlement - prepaid licenses
Other income, net	$2,250	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 27,	March 28,	June 28,
	2014	2014	2013

GAAP gross margin - product	63.3%	69.7%	68.5%
Stock-based compensation expense	0.2%	0.2%	0.1%
Amortization of intangible assets	1.5%	1.4%	1.3%
Fair value write-up of acquired inventory	1.8%	1.4%	0.0%
Non-GAAP gross margin - product	66.8%	72.7%	69.9%

GAAP gross margin - service	61.4%	58.4%	55.6%
Stock-based compensation expense	1.4%	1.1%	1.0%
Non-GAAP gross margin - service	62.8%	59.5%	56.6%

GAAP total gross margin	62.6%	65.6%	63.6%
Stock-based compensation expense	0.7%	0.5%	0.4%
Amortization of intangible assets	0.9%	0.9%	0.8%
Fair value write-up of acquired inventory	1.0%	0.9%	0.0%
Non-GAAP total gross margin	65.2%	67.9%	64.8%

GAAP total gross profit	$47,288	$46,423	$44,008
Stock-based compensation expense	516	358	282
Amortization of intangible assets	673	631	560
Fair value write-up of acquired inventory	803	615	—
Non-GAAP total gross profit	$49,280	$48,027	$44,850

GAAP research and development expense	$20,921	$18,972	$18,019
Stock-based compensation expense	(1,749)	(1,313)	(820)
Amortization of intangible assets	—	—	(100)
Impairment of intangible assets	—	—	(600)
Non-GAAP research and development expense	$19,172	$17,659	$16,499

GAAP sales and marketing expense	$18,782	$19,581	$19,191
Stock-based compensation expense	(1,303)	(1,249)	(1,219)
Amortization of intangible assets	(505)	(398)	(526)
Non-GAAP sales and marketing expense	$16,974	$17,934	$17,446

GAAP general and administrative expense	$11,995	$11,186	$9,733
Stock-based compensation expense	(3,370)	(2,854)	(2,219)
Divestiture costs	(405)	—	—
Non-GAAP general and administrative expense	$8,220	$8,332	$7,514

GAAP operating expenses	$52,089	$52,214	$48,641
Stock-based compensation expense	(6,422)	(5,416)	(4,258)
Amortization of intangible assets	(505)	(398)	(626)
Impairment of intangible assets	—	—	(600)
Divestiture costs	(405)	—	—
Acquisition-related expense	—	(1,306)	—
Restructuring	(391)	(1,169)	(1,698)
Non-GAAP operating expenses	$44,366	$43,925	$41,459

GAAP loss from operations	$(4,801)	$(5,791)	$(4,633)
Fair value write-up of acquired inventory	803	615	—
Stock-based compensation expense	6,938	5,774	4,540
Amortization of intangible assets	1,178	1,029	1,186
Impairment of intangible assets	—	—	600
Divestiture costs	405	—	—
Acquisition-related expense	—	1,306	—
Restructuring	391	1,169	1,698
Non-GAAP income from operations	$4,914	$4,102	$3,391

GAAP Other income (expense), net	$(10)	$2,335	$3
Litigation settlement - prepaid licenses	—	(2,250)	—
Non-GAAP Other income (expense), net	$(10)	$85	$3

GAAP net loss	$(5,497)	$(3,953)	$(4,870)
Fair value write-up of acquired inventory	803	615	—
Stock-based compensation expense	6,938	5,774	4,540
Amortization of intangible assets	1,178	1,029	1,186
Impairment of intangible assets	—	—	600
Divestiture costs	405	—	—
Acquisition-related expense	—	1,306	—
Restructuring	391	1,169	1,698
Litigation settlement - prepaid licenses	—	(2,250)	—
Non-GAAP net income	$4,218	$3,690	$3,154

Diluted earnings per share or (loss) per share
GAAP	$(0.02)	$(0.01)	$(0.02)
Non-GAAP	$0.02	$0.01	$0.01

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	247,120	265,400	282,389
Non-GAAP shares used to compute diluted earnings per share	250,154	269,031	284,298

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 27,	June 28,
	2014	2013

GAAP gross margin - product	66.5%	66.0%
Stock-based compensation expense	0.2%	0.1%
Amortization of intangible assets	1.4%	1.4%
Fair value write-up of acquired inventory	1.6%	0.0%
Non-GAAP gross margin - product	69.7%	67.5%

GAAP gross margin - service	60.0%	55.1%
Stock-based compensation expense	1.3%	0.9%
Non-GAAP gross margin - service	61.3%	56.0%

GAAP total gross margin	64.0%	61.8%
Stock-based compensation expense	0.6%	0.4%
Amortization of intangible assets	0.9%	0.8%
Fair value write-up of acquired inventory	1.0%	0.0%
Non-GAAP total gross margin	66.5%	63.0%

GAAP total gross profit	$93,711	$81,810
Stock-based compensation expense	874	544
Amortization of intangible assets	1,304	1,121
Fair value write-up of acquired inventory	1,418	—
Non-GAAP total gross profit	$97,307	$83,475

GAAP research and development expense	$39,893	$35,520
Stock-based compensation expense	(3,062)	(1,499)
Amortization of intangible assets	—	(200)
Impairment of intangible assets	—	(600)
Non-GAAP research and development expense	$36,831	$33,221

GAAP sales and marketing expense	$38,363	$40,305
Stock-based compensation expense	(2,552)	(2,318)
Amortization of intangible assets	(903)	(1,052)
Non-GAAP sales and marketing expense	$34,908	$36,935

GAAP general and administrative expense	$23,181	$20,443
Stock-based compensation expense	(6,224)	(4,403)
Divestiture costs	(405)	—
Non-GAAP general and administrative expense	$16,552	$16,040

GAAP operating expenses	$104,303	$99,915
Stock-based compensation expense	(11,838)	(8,220)
Amortization of intangible assets	(903)	(1,252)
Impairment of intangible assets	—	(600)
Divestiture costs	(405)	—
Acquisition-related expense	(1,306)	—
Restructuring	(1,560)	(3,647)
Non-GAAP operating expenses	$88,291	$86,196

GAAP loss from operations	$(10,592)	$(18,105)
Fair value write-up of acquired inventory	1,418	—
Stock-based compensation expense	12,712	8,764
Amortization of intangible assets	2,207	2,373
Impairment of intangible assets	—	600
Divestiture costs	405	—
Acquisition-related expense	1,306	—
Restructuring	1,560	3,647
Non-GAAP income (loss) from operations	$9,016	$(2,721)

GAAP Other income, net	$2,325	$—
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP Other income, net	$75	$—

GAAP net loss	$(9,450)	$(18,618)
Fair value write-up of acquired inventory	1,418	—
Stock-based compensation expense	12,712	8,764
Amortization of intangible assets	2,207	2,373
Impairment of intangible assets	—	600
Divestiture costs	405	—
Acquisition-related expense	1,306	—
Restructuring	1,560	3,647
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP net income (loss)	$7,908	$(3,234)

Diluted earnings per share or (loss) per share
GAAP	$(0.04)	$(0.07)
Non-GAAP	$0.03	$(0.01)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	257,026	281,973
Non-GAAP shares used to compute diluted earnings or (loss) per share	260,353	281,973

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended September 26, 2014
	Range

Revenue	$70	$73

Gross margin
GAAP outlook	63.0%	64.1%
Fair value write-up of inventory	0.3%	0.3%
Stock-based compensation	0.7%	0.7%
Amortization of intangible assets	1.0%	0.9%
Non-GAAP outlook	65.0%	66.0%

Operating expenses
GAAP outlook	$51.1	$52.1
Stock-based compensation	(6.6)	(6.6)
Amortization of intangible assets	(0.5)	(0.5)
Non-GAAP outlook	$44.0	$45.0

Earnings (loss) per share
GAAP outlook	$(0.02)	$(0.02)
Fair value write-up of inventory	*	*
Stock-based compensation expense	0.03	0.03
Amortization of intangible assets	*	*
Non-GAAP outlook	$0.01	$0.01

	Three months ended December 31, 2014
	Range

Revenue	$81	$84

Earnings (loss) per share
GAAP outlook	$—	$—
Fair value write-up of inventory	*	*
Stock-based compensation expense	0.03	0.03
Amortization of intangible assets	*	*
Acquisition-related	*	*
Non-GAAP outlook	$0.03	$0.03

	Year ended December 31, 2014
	Sonus	PT	Combined

Revenue	$285	$15	$300

Earnings (loss) per share
GAAP outlook	$(0.06)	$(0.01)	$(0.07)
Fair value write-up of inventory	0.01	*	0.01
Stock-based compensation expense	0.11	*	0.11
Amortization of intangible assets	0.02	*	0.02
Acquisition-related	*	*	*
Restructuring	0.01	*	0.01
Litigation settlement - prepaid licenses	(0.01)	*	(0.01)
Non-GAAP outlook	$0.08	$(0.01)	$0.07

*  Less than $0.01 impact on earnings per share.